UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2014

The Carlyle Group L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-35538	45-2832612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Pennsylvania Avenue, NW Washington, D.C.	20004-2505
(Address of principal executive offices)	(Zip Code)

(202) 729-5626

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2014, The Carlyle Group L.P. (“the Partnership”) issued a press release announcing that effective during the summer of 2014, Michael J. Cavanagh and Glenn A. Youngkin will become Co-Presidents and Co-Chief Operating Officers of the Partnership and the Partnership’s General Partner, Carlyle Group Management L.L.C. (the “General Partner” and together with the Partnership, “Carlyle”). At that time, Mr. Cavanagh also will become a member of Carlyle’s Executive Group. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Cavanagh is a 25-year financial services industry veteran. He joined Bank One in 2000, and has held a number of senior management roles at Bank One and JPMorgan Chase & Co. Most recently, Mr. Cavanagh served as the Co-Chief Executive Officer of JPMorgan Chase & Co.’s Corporate & Investment Bank, a position he held since 2012, and he was also a member of the Operating Committee since 2004. From 2010 to 2012, he served as the Chief Executive Officer of JPMorgan Chase & Co.’s Treasury & Securities Services division. From 2004 to 2010, he was the Chief Financial Officer of JPMorgan Chase & Co. Before joining Bank One, Mr. Cavanagh worked for seven years at Citigroup and its predecessors. Mr. Cavanagh earned his B.A. in history from Yale University and his J.D. from the University of Chicago. He serves on the Board of Directors of Yum! Brands, Inc.

Mr. Youngkin joined Carlyle in 1995 and has held a series of increasingly senior leadership roles, culminating in Chief Operating Officer in 2011. Following his promotion in the summer of 2014, Mr. Youngkin will continue to serve as a member of Carlyle’s Executive Group. From October 2010 until March 2011, Mr. Youngkin served as Carlyle’s Interim Principal Financial Officer. From 2005 to 2008, Mr. Youngkin was the Global Head of the Industrial sector investment team. From 2000 to 2005, Mr. Youngkin led Carlyle’s buyout activities in the United Kingdom and from 1995 to 2000, he was a member of the U.S. Buyout team. Prior to joining Carlyle, Mr. Youngkin was a management consultant with McKinsey & Company and worked in the investment banking group at CS First Boston. He earned his B.S. in mechanical engineering and his B.A. in managerial studies from Rice University and his MBA from the Harvard Business School, where he was a Baker Scholar. Mr. Youngkin serves on the Boards of Directors of several Carlyle portfolio companies: PQ Corporation, Ri-Happy Brinquedos S.A. and Scalina S.A. Mr. Youngkin previously served on the Board of Directors of Kinder Morgan, Inc. as well as several other Carlyle portfolio companies. Mr. Youngkin also serves on the Board of Trustees of the Langley School and AlphaUSA and the Board of Directors of the Rice Management Company.

There are no family relationships among either Mr. Cavanagh or Mr. Youngkin and any of the directors or other executive officers of the Partnership or the General Partner.

Employment Agreement with Mr. Cavanagh

On March 24, 2014, Carlyle entered into an employment agreement with Mr. Cavanagh related to his service as our Co-President and Co-Chief Operating Officer. The employment agreement provides for an indefinite term that commences on the date on which Mr. Cavanagh begins his employment at Carlyle in the summer of 2014 and lasts until Mr. Cavanagh’s employment is terminated pursuant to the terms of the employment agreement.

Under the terms of the employment agreement, Mr. Cavanagh will receive an annual base salary of $275,000, which may be increased from time to time by us. For each of the calendar years 2014, 2015 and 2016, Mr. Cavanagh is entitled to a guaranteed minimum bonus of $2,725,000 per year and a signing bonus of $2,000,000 per year. For calendar years following 2016, Mr. Cavanagh will be paid bonuses at our discretion. In addition, we anticipate in each of the calendar years 2014, 2015 and 2016, we will grant to Mr. Cavanagh a number of deferred restricted common units (“DRUs”) of the Partnership with a grant date value equal to $2,000,000, which will vest over five years. We also anticipate that we will grant to Mr. Cavanagh 933,416 DRUs, which will vest over three years, as a make-whole in consideration for equity interests or other compensatory amounts that Mr. Cavanagh will forfeit upon departure from his current employer. We anticipate that we will make the first grant of DRUs equivalent to $2,000,000 and the grant of 933,416 DRUs during the third calendar quarter of 2014.

If at any time before the third anniversary of Mr. Cavanagh’s commencement of employment Mr. Cavanagh’s employment is terminated by him for Good Reason (as such term is defined in Mr. Cavanagh’s employment agreement) or if his employment is terminated by us without Cause (as such term is defined in Mr. Cavanagh’s employment agreement), we will pay severance to Mr. Cavanagh in an amount equal to the sum of (1) the base salary amounts that Mr. Cavanagh would have received from the date of his termination through the third anniversary of his employment commencement date if his employment had not terminated and (2) the excess of the sum of Mr. Cavanagh’s guaranteed bonus amounts through 2016 over the bonus amounts actually paid to him for such years (provided that the aggregate severance amount paid to Mr. Cavanagh will in no event be less than 25% of his annual base salary). If at any time on or after the third anniversary of Mr. Cavanagh’s commencement of employment Mr. Cavanagh’s employment is terminated by him for Good Reason (as such term is defined in Mr. Cavanagh’s employment agreement) or if his employment is terminated by us without Cause (as such term is defined in Mr. Cavanagh’s employment agreement), we will pay severance to Mr. Cavanagh in an amount equal to 25% of his annual base salary. If Mr. Cavanagh’s employment is terminated at any time for any reason he is entitled to accrued but unpaid base salary through the effective date of such termination.

If Mr. Cavanagh is terminated by us other than for Cause or if he terminates his employment with us for Good Reason, he is entitled to receive specified additional payments, including the possible accelerated vesting of certain equity awards due to his role within the firm. Mr. Cavanagh also may be entitled to accelerated vesting of his equity awards in the event of a change of control of Carlyle.

Mr. Cavanagh is subject to a covenant not to disclose our confidential information at any time and may not disclose publicly or discuss our fundraising efforts or the name of any fund vehicle that has not had a final closing with any member of the press. Mr. Cavanagh also is subject to restricted covenants, including a covenant not to solicit our employees or customers during his employment term and for one year following termination of his employment for any reason without our prior written consent. He is also subject to a covenant not to breach any agreements, including non-solicitation agreements, with any former employer.

Carlyle also will enter into a customary indemnification agreement with Mr. Cavanagh in the same form as that which applies to our other executive officers and to our board of directors.

In addition, Mr. Cavanagh will participate, commencing in 2014, in our new Key Executive Incentive Program (“KEIP”), as further discussed below.

Key Executive Incentive Program

Commencing in 2014, Mr. Cavanagh, together with Mr. Youngkin and Adena T. Friedman, our Chief Financial Officer, will participate in our new KEIP, which is a methodology for determining potential future grants of DRUs and/or common units of the Partnership (“Common Units”) under The Carlyle Group L.P. 2012 Equity Incentive Plan to certain key executives. The KEIP is intended as an incentive to such key executives to align their economic interests with those of our fund investors and our common unitholders, as well as with Carlyle’s overall performance. Under the terms of the KEIP, for each calendar year commencing with 2014, we will calculate the number of DRUs to be issued to the participating executives based on the carry generated by the portfolio investments acquired during the calendar year by any of our carry funds. On a semi-annual basis, based on the amount of carried interest generated during that period (less any funds escrowed to secure clawback obligations during that period) in the investment pool and the participating executive’s participation percentage, we will calculate a number of DRUs to be granted to such executive for that period by reference to that executive’s interest in the investment pool for that period divided by the fair market value of our Common Units on the relevant calculation date. The grant of such DRUs is anticipated to be made on November 1 of each year for the first and second quarters of each calendar year and on May 1 of the following year for the third and fourth quarters of each calendar year. Each DRU grant will vest after six months.

For Mr. Cavanagh, the investment pool for 2014 will include investments made during both 2013 and 2014. In addition, Mr. Cavanagh is eligible to receive a severance payment calculated with reference to his participation in the KEIP in the event of termination of his employment for specified reasons, which severance payment, if any, will be made in Common Units. Mr. Cavanagh’s participation percentage for each of the 2014, 2015 and 2016 KEIP investment pools will be 0.5%. Mr. Youngkin’s and Ms. Friedman’s participation percentages for the 2014 KEIP investment pool will be 0.5% and 0.1%, respectively. For periods subsequent to 2014 for Mr. Youngkin and Ms. Friedman and subsequent to 2016 for Mr. Cavanagh, the participation percentages will be determined in our discretion.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CARLYLE GROUP L.P.

	By:	Carlyle Group Management L.L.C., its general partner

Date: March 28, 2014	By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Chairman

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 25, 2014.